Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, who are the Chief Executive Officer and Chief Financial Officer of CIRCOR International, Inc. (the “Company”), each hereby certifies to the best of his knowledge, that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ A. William Higgins	/s/ Frederic M. Burditt
A. William Higgins	Frederic M. Burditt
Chairman and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer

April 30, 2009	April 30, 2009